Exhibit 99.1

Financial statements of

VIROCHEM PHARMA INC.

December 31, 2008 and 2007

VIROCHEM PHARMA INC.

Report of Independent Registered Chartered Accountants

To the Board of directors of

ViroChem Pharma Inc.

We have audited the balance sheets of ViroChem Pharma Inc. as at December 31, 2008 and 2007 and the statements of loss, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

/s/ Deloitte & Touche LLP (1)

Montreal, Canada

February 19, 2009, except for Notes 10 and 11, which are as of March 12, 2009

(1) Chartered accountant auditor permit no 20371

VIROCHEM PHARMA INC.

Statements of loss

years ended December 31, 2008 and 2007

	2008	2007
	$	$

Operating expenses
General and administrative	2,629,324	1,799,956
Intellectual property expenses	772,891	699,447
	3,402,215	2,499,403

Research and development	19,444,428	16,494,898
Less: Research and development tax credits	(2,102,636)	(1,694,166)
	17,341,792	14,800,732

Amortization of property, plant and equipment	317,503	396,681

Financial income	(1,276,204)	(1,240,464)

Other income	—	(25,000)
Net loss	19,785,306	16,431,352

The accompanying notes are an integral part of these financial statements.

VIROCHEM PHARMA INC.

Statements of deficit

years ended December 31, 2008 and 2007

	2008	2007
	$	$

Deficit, beginning of year	42,833,088	26,362,158

Net loss	19,785,306	16,431,352

Share issue costs	—	39,578
Deficit, end of year	62,618,394	42,833,088

The accompanying notes are an integral part of these financial statements.

VIROCHEM PHARMA INC.

Balance sheets

as at December 31, 2008 and 2007

	2008	2007
	$	$

Assets
Current assets
Cash	447,145	240,273
Temporary investments	26,515,362	43,472,000
Accounts receivable (Note 3)	1,060,571	3,226,294
Prepaid expenses and other current assets	348,016	212,193
	28,371,094	47,150,760

Property, plant and equipment (Note 4)	881,547	1,066,101
	29,252,641	48,216,861

Liabilities
Current liabilities
Accounts payable and accrued liabilities	3,439,706	2,618,620

Commitments (Note 8)

Shareholders’ equity
Share capital (Note 5)	88,431,329	88,431,329
Deficit	(62,618,394)	(42,833,088)
	25,812,935	45,598,241
	29,252,641	48,216,861

The accompanying notes are an integral part of these financial statements.

VIROCHEM PHARMA INC.

Statements of cash flows

years ended December 31, 2008 and 2007

	2008	2007
	$	$

Operating activities
Net loss	(19,785,306)	(16,431,352)
Adjustment for:
Amortization of property, plant and equipment	317,503	396,681
Changes in non-cash working capital items
Accounts receivable	2,165,723	1,803,442
Prepaid expenses and other current assets	(135,823)	(50,976)
Accounts payable and accrued liabilities	821,086	140,178
	(16,616,817)	(14,142,027)

Investing activities
Purchase of property, plant and equipment	(132,949)	(470,722)
Acquisition of temporary investments	(30,211,855)	(105,198,212)
Disposal of temporary investments	47,168,493	90,031,502
	16,823,689	(15,637,432)

Financing activities
Issuance of shares	—	30,031,480
Share issue costs	—	(39,578)
	—	29,991,902

Net increase in cash	206,872	212,443
Cash, beginning of year	240,273	27,830
Cash, end of year	447,145	240,273

The accompanying notes are an integral part of these financial statements.

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

1.                            Description of business

On September 29, 2003, the Company was incorporated under the Canada Business Corporations Act and commenced operations on April 8, 2004. The Company is an antiviral drug research and development company.

2.                            Summary of significant accounting policies

As new financial instruments standards will be included in the proposed Canadian Generally Accepted Accounting Principles (“GAAP”) standards for private enterprises presently under development by the Canadian Institute of Chartered Accountants (“CICA”), the CICA has decided that private enterprises will not be required to apply the following Sections of the CICA Handbook: Section 1530 - Comprehensive Income, Section 3855 - Financial Instruments - Recognition and Measurement, Section 3862 - Financial Instruments - Disclosures, Section 3863 - Financial Instruments - Presentation and Section 3865 - Hedges, which would otherwise have applied to the financial statements of the Company for the year ended December 31, 2008. The Company has elected to use this exemption and applies the requirements of Section 3860 - Financial
Instruments - Disclosure and Presentation and of Accounting Guideline 13 (AcG-13) - Hedging Relationships of the CICA Handbook.

These financial statements have been prepared in accordance with Canadian GAAP and include the following significant accounting policies:

Cash

Cash includes cash and short-term investments with maturities of three months or less from the acquisition date.

Temporary investments

Temporary investments are composed of debt and equity securities and are recorded at the lower of cost and fair value. The debt securities bear interest ranging from 1.55% to 5.50% (3.45% to 6.04% at December 31, 2007), maturing in 2009 to 2014. Accrued interest on the debt securities is included in the amount reported.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Amortization is calculated on the basis of cost less residual value over the estimated useful lives of the assets. The Company uses the declining balance method of amortization. The annual rates of amortization are as follows:

Furniture and fixtures	20%
Research and development equipment	30%
Computer equipment/software	50%
Leasehold improvements	33%

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

2.                            Summary of significant accounting policies (continued)

Future income taxes

The Company follows the liability method of income tax allocation. Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted rates that will be in effect when the differences are expected to reverse. Future tax assets are recognized to the extent it is more likely than not that they will be realized.

Research and development tax credits

Research and development tax credits are recorded in the statements of loss in the year that the related expenses are incurred. Any adjustments made by the government are accounted for in the year that they are assessed. Research and development tax credits are recorded as a reduction of the related expenditures.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the rates in effect at the balance sheet dates. Other assets and liabilities are translated at the rates prevailing at the transaction dates. Translation gains and losses are reflected in net earnings.

Use of estimates

The preparation of the financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Future accounting changes

Capital disclosures

In December 2006, the CICA issued Section 1535, Capital Disclosures. This Section will be applicable to financial statements relating to fiscal years beginning on or after August 1, 2008. Accordingly, the Company will adopt the new standards for its fiscal year beginning January 1, 2009. Section 1535 requires the disclosure of information about externally imposed capital requirements. The Company is currently evaluating the impact of the adoption of this new Section on its financial statements.

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

2.                            Summary of significant accounting policies (continued)

Future accounting changes (continued)

Goodwill and intangible assets

In February 2008, the CICA issued Section 3064, Goodwill and intangible assets, replacing Section 3062, Goodwill and other intangible assets and Section 3450, Research and development costs. Various changes have been made to other sections of the CICA Handbook for consistency purposes. The new Section will be applicable to financial statements relating to fiscal years beginning on or after October 1, 2008. Accordingly, the Company will adopt the new standards for its fiscal year beginning January 1, 2009. It establishes standards for the recognition, measurement, presentation and disclosure of goodwill subsequent to its initial recognition and of intangible assets by profit-oriented enterprises. Standards concerning goodwill are unchanged from the standards included in the previous Section 3062. The Company is currently evaluating the impact of the adoption of this new Section on its financial statements.

3.                            Accounts receivable

	2008	2007
	$	$

Tax credits receivable	722,942	2,802,673
Sales tax credits receivable	238,432	326,581
Other	99,197	97,040
	1,060,571	3,226,294

4.                            Property, plant and equipment

	2008
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Furniture and fixtures	85,489	38,678	46,811
Research and development equipment	2,001,391	1,284,290	717,101
Leasehold improvements	116,935	116,935	—
Computer equipment/software	451,932	334,297	117,635
	2,655,747	1,774,200	881,547

	2007
		Accumulated	Net book
	Cost	amortization	value
	$	$	$

Furniture and fixtures	80,697	28,815	51,882
Research and development equipment	1,934,946	1,038,354	896,592
Leasehold improvements	116,935	116,935	—
Computer equipment/software	390,221	272,594	117,627
	2,522,799	1,456,698	1,066,101

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

5.                            Share capital

Authorized

Unlimited number of Class A shares, voting, participating, without par value. In the event of dissolution, winding up or liquidation, holders shall be entitled to receive, prior to the event and before holders of Class C shares, all declared and unpaid dividends. Any amounts from shareholders pursuant to indemnification provisions of the Asset Purchase Agreement being distributed to shareholders will be distributed proportionately to the number of Class A shares.

725,000 Class B shares, voting, participating, without par value. In the event of dissolution, winding up or liquidation, holders shall be entitled to receive, prior to the event and before holders of Class C shares, all declared unpaid dividends. Class A and B shares rank pari passu.

Unlimited number of Class C shares, voting, participating and without par value. These shares are considered restricted since the holders’ ability to sell these shares is dependent upon the occurrence of an “Event of Liquidity” (See Note 7).

In the event of an Initial Public Offering, Class A and Class B shares shall be automatically converted into Class C shares. Class A and B shares rank pari passu.

		2008	2007
		$	$

Issued
4,576,197	Class A shares	71,531,532	71,531,532
725,000	Class B shares	16,899,757	16,899,757
775,000	Class C shares	40	40
		88,431,329	88,431,329

6.                          Income taxes

As at December 31, 2008, the Company has research and development expenditures carried forward for federal and provincial income tax purposes of approximately $35,500,000 and $43,000,000, respectively, which can be used to reduce taxable income at any time in the future, and investment tax credits of approximately $6,500,000, which can be applied against future federal income taxes payable, expiring at various dates to 2028.

In addition, as at December 31, 2008, the Company has losses carried forward available to reduce future taxable income, expiring at various dates as follows:

	Federal	Provincial
	$	$

2014	1,800,000	1,800,000
2015	4,300,000	4,200,000
2026	4,300,000	4,100,000
2027	5,200,000	5,100,000
2028	8,200,000	8,000,000

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

7.                            Stock-based compensation

In 2004, the Company established a stock-based compensation plan, in favor of employees, non-employee directors and consultants of the Company, to purchase Class A shares of the share capital of the Company. The maximum number of Class A shares that may be issued under this plan may not exceed 15% of the total number of shares of the share capital of the Company issued and outstanding. As of December 31, 2008, a total of 911,429 options were reserved for issuance and 579,750 (2007 - 584,750) options at exercise prices ranging between $10.00 and $23.05 were outstanding. As at December 31, 2008, the aggregate grant date fair value of the total Class A share options outstanding amounted to approximately $4,410,800 (2007 - $4,384,400).

Options are exercisable when both the service and performance conditions have been met: the employee earns the right to the options at a rate of 20% over the next five years of service and an “Event of Liquidity” has occurred. The options have an original legal life of ten years after which the expiry date is extended automatically by one year, every year until the occurrence of an “Event of Liquidity”.

The 775,000 restricted Class C shares of the share capital of the Company were issued for a nominal amount to two trusts (“Trust”) created to hold the shares in favour of officers, Directors, employees and ex-employees of a shareholder. As at December 31, 2008, the Trust has granted 775,000 (2007 - 775,000) options to purchase Class C shares from the Trust for a nominal price which were still outstanding. These options can only be exercised within the period starting 30 days prior to the occurrence of an “Event of Liquidity”. As at December 31, 2008, the aggregate grant date fair value of the total restricted Class C shares outstanding amounted to approximately $7,750,000 (2007 - $7,750,000).

Options granted under the two plans are exercisable only upon the occurrence of an “Event of Liquidity”. An “Event of Liquidity” is defined as the successful completion of an initial public offering of securities of the Company, a sale of all or substantially all of the assets of the Company (except pursuant to a reorganization) or the sale or transfer of a number of voting shares of the Company representing more than 67% of the total number of outstanding voting shares of the Company.

The occurrence of an “Event of Liquidity” is uncertain. As a result, the fair value that has been attributed to the restricted shares and Class A share options at the grant dates will be recognized upon the occurrence of an “Event of Liquidity”. The grant date fair value of vested restricted shares and options will be recorded at that point as an expense, while the grant date fair value of unvested Class A options will be amortized to income over the remaining vesting period.

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

7.                            Stock-based compensation (continued)

			Restricted
	Class A share options		shares
		Weighted
		average
	Quantity	exercise price	Quantity

Outstanding - January 1, 2007	329,000	10.49	775,000
Granted	263,750	21.19	—
Forfeited	(8,000)	10.00	—
Outstanding - December 31, 2007	584,750	15.32	775,000

Granted	7,500	23.05	—
Forfeited	(12,500)	10.00	—
Outstanding - December 31, 2008	579,750	15.54	775,000

The fair value of Class A share options has been determined using an option pricing model and the following assumptions:

	2008	2007

Risk-free interest rate (%)	2.66	4.22
Expected life (years)	3	3
Expected volatility (%)	75	65
Expected dividend rate (%)	—	—

Weighted average grant date fair value	$11.63	$9.80

The grant date fair value for restricted Class C shares is equal to the fair value of Class C shares at the grant date.

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

8.                            Commitments

Lease commitments

In 2005, the Company concluded a lease agreement with Neurochem Inc., the lead tenant of the current premises used by the Company to conduct its business. The lease agreement is for a period of three years ending April 8, 2008. On November 8, 2007, the Company concluded a three-year lease extension with Neurochem Inc. ending April 8, 2011. The lease calls for total lease payments over the whole term of $3,168,361. This amount may fluctuate due, in part, to the base rent portion of the lease payments, which will be adjusted annually to factor any increase in the Consumer Price Index and also due to the fact that the portion of the lease payments to cover estimated operating expenses will also be reviewed annually and adjusted for actual amounts.

The remaining minimum payments, payable over the forthcoming years, are as follows:

$

2009	969,993
2010	969,993
2011	261,359
2,201,345

9.                            Financial instruments

Fair value

The fair value of temporary investments totaled $26,004,420 ($40,274,190 as at December 31, 2007).

The fair value of cash, accounts receivable and accounts payable and accrued liabilities approximates their carrying values due to their short-term maturity.

Foreign exchange risk

The Company is exposed to foreign exchange risk as a portion of its expenses is denominated in foreign currencies other than Canadian dollars.

The balance sheet includes $230,945 (2007 - $314,310) of accounts payable denominated in United States dollars.

Interest rate risk

The investments bear interest at fixed rates, however changes in interest rates impact the fair value of the investments.

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

10.                     Subsequent event

On March 3, 2009, the Company announced it was to be acquired by Vertex Pharmaceuticals. Based on the terms of the transaction, shareholders of the Company will receive U.S. $100 million in cash and 10.7 million shares of Vertex common stock, for a total transaction price of approximately U.S. $400 million. Pursuant to the sale arrangement, the Board of Directors of the Company adopted a resolution accelerating the vesting of all Class A share options outstanding. Consequently, the Company will recognize an expense of $12,160,800 in the statement of loss in 2009 for stock-based compensation awards outstanding.

On March 12, 2009, in connection with the sale, the Board of Directors of the Company declared and paid a return of paid-up capital to the shareholders of ViroChem in the amount of $20,735,000.

11.                     Summary of significant differences between generally accepted accounting principles in Canada and the United States of America

As a result of the sale of the Company (see Note 10), the Company is required to reconcile its financial statements for significant differences between generally accepted accounting principles in Canada (Canadian GAAP) and those applied in the United States of America (U.S. GAAP). While the information presented below is not a comprehensive summary of all differences between Canadian GAAP and U.S. GAAP, other differences are considered unlikely to have a significant impact. The following summarizes the material differences between Canadian GAAP and U.S. GAAP and the effect on net loss and shareholders’ equity of the Company with explanations for the adjustments.

	2008	2007
	$	$

Reconciliation of net loss

Net loss - Canadian GAAP and U.S. GAAP	19,785,306	16,431,352
Other comprehensive (loss) income (i)	(193,890)	53,430
Comprehensive loss - U.S. GAAP	19,591,416	16,484,782

	2008	2007
	$	$

Reconciliation of shareholders’ equity

Shareholders’ equity - Canadian GAAP	25,812,935	45,598,241
Adjustment for:
Unrealized gain on available-for-sale investments (i)	183,440	377,330
Shareholders’ equity - U.S. GAAP	25,996,375	45,975,571

VIROCHEM PHARMA INC.

Notes to the financial statements

years ended December 31, 2008 and 2007

11.                     Summary of significant differences between generally accepted accounting principles in Canada and the United States of America (continued)

Reconciling items

(i)                 Financial instruments

As permitted under Canadian GAAP, the Company has elected to use the exemption available to private enterprises and has not applied the following Sections of the CICA Handbook: 1530, 3855, 3862, 3863 and 3865, which would otherwise have applied to the financial statements of the Company for the year ended December 31, 2008. As no exemption is available under U.S. GAAP the Company would apply Financial Accounting Standard (“SFAS”) No. 115. This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. In accordance with this Standard the Company would have classified its investments in debt and equity securities as available-for-sale, they would be reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders’ equity. The adjustment above represents the unrealized (loss) gain on the investments to be recorded in comprehensive loss and shareholders’ equity.

(ii)             Investment tax credits

As permitted under Canadian GAAP, the Company records research and development tax credits, whether refundable or non-refundable, as a reduction of the related expenditures. Under U.S. GAAP, non refundable tax credits are classified as a reduction of income tax expense. For U.S. GAAP purposes, income tax expense would be reduced by $855,440 for the year ended December 31, 2008 (nil for the year ended December 31, 2007), with the corresponding increase to research and development expenses for the year then ended. The impact to net loss is nil.

(iii)         Share issue costs

As permitted under Canadian GAAP, the Company’s share issue costs are charged to deficit. For U.S. GAAP purposes, share issue costs are recorded as a reduction of the proceeds raised from the issuance of capital stock. Share issue costs totaled $39,578 for the year ended December 31, 2007, nil for 2008. Since its inception, the Company has incurred a total of $957,323 of share issue costs.

Future accounting change

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“FAS 157”), which establishes a framework for measuring fair value in United States GAAP and expands disclosures about fair value measurements. FAS 157 came into effect as of January 1, 2008, except for certain non-financial assets, such as capital assets and goodwill, and non-financial liabilities, in which case it is applicable for fiscal years beginning after November 15, 2008. We currently are evaluating the effect of adopting the remaining provisions of this new standard.